                                                                    EXHIBIT 4(f)

                                  SALES AGENT
                           WARRANT TO PURCHASE UNITS
                                      OF
                                CLINICOR, INC.


                       Warrant to Purchase 114,680 Units
                  (subject to adjustment as set forth herein)

                         Exercise Price $2.50 Per Unit
                  (subject to adjustment as set forth herein)

         VOID AFTER 5:00 P.M., AUSTIN, TEXAS, TIME, SEPTEMBER 30, 2000


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS.

     Clinicor, Inc., 307 Camp Craft Road, Suite 200, Austin, Texas 78746 (the "Company"), hereby certifies that, for value received, SJ Capital, Inc., 580 California Street, Suite 2040, San Francisco, California 94104, or any other Holder as defined below, is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time or after September 15, 1995 but before 5:00 p.m., Austin, Texas time, on September 30, 2000, 114,680 Units of the Company's securities (the "Units") at a purchase price of $2.50 per Unit (the "Exercise Price"), each Unit consisting of one share of common stock and one common Stock Purchase Warrant (hereinafter referred to as the "Units").

     The number and character of the securities purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant, or any Warrants into which this Warrant may be divided or exchanged. The securities purchasable upon the exercise of this Warrant are hereinafter referred to as "Warrant Securities." Except as otherwise provided herein, the Warrant Securities shall be as described in the Company's Private Offering Memorandum dated September 15, 1995 ("Effective Date"). The Warrants included in the Warrant Securities will be exercisable for a three-year period from the date of exercise of this Warrant, unless such period is extended or terminated in accordance with the "Terms of Warrants," which is attached as Exhibit A to the Subscription Agreement for the Units for the private offering. Other dates set forth in the Warrant included in the Warrant Securities shall be appropriately adjusted (in the reasonable discretion of the Company and its counsel) in light of the Warrant Expiration Date of such Warrant. Two such Warrants will entitle the holder to purchase one share of Common Stock at an exercise price of $1.00 per share, subject to adjustment.

     This Warrant may be assigned, transferred, sold, offered for sale, or exercised by the Holder only upon compliance with all the pertinent provisions hereof and only upon the written consent of the Company, which consent may be withheld for any reason including, without limitation, compliance with the various state and federal securities laws.

     1.   Exercise of Warrant.
          -------------------

     (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time, and from time to time, on or after September 15, 1995, but before 5:00 p.m., Austin Texas, time, on September 30, 2000 (the "Warrant Expiration Date"), by the Holder's presentation and surrender of this Warrant to the Company at its principal office or at the office of the Company's stock transfer agent, if any, accompanied by a duly executed Notice of Exercise, in the form attached to and by this reference incorporated in this Warrant as Exhibit A, and by payment of the aggregate Exercise Price, in certified funds or a bank cashier's check, for the number of Units specified in the Notice of Exercise. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Units as to which this Warrant has not been exercised.

     (b) The certificate evidencing the Warrant Securities shall be deemed to be issued, and the person to whom such Warrant Securities are issued of record shall be deemed to have become a holder of record of such Warrant Securities, as of the date of the surrender of such Warrant and payment of the aggregate Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Warrant Securities shall be closed as of such date, the certificates for such Warrant Securities shall be deemed to be issued, and the person to whom such Warrant Securities are issued of record shall be deemed to have become a record holder of such Warrant Securities, as of the date on which such books shall next be open (whether before, on or after the applicable Warrant Expiration Date), but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant and payment of the Exercise Price, whichever shall have last occurred, to the Company.

     (c) The Company agrees not to merge, reorganize or take any action that would terminate this Warrant unless written notice is given to the holders of this Warrant in accordance with Section 3 hereof.

     2.   Exchange, Assignment or Loss of Warrant.  This Warrant is
          ---------------------------------------
exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Units purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated except in compliance with the Securities Act of 1933, as amended, and any applicable state securities laws. To the extent allowable pursuant to applicable state and federal securities laws and upon delivery of an opinion of counsel acceptable in form and substance to the Company, this Warrant may be assigned in whole or in part to officers or representatives of SJ Capital, Inc. and to any successor to the business of SJ Capital, Inc. Any assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification as the Company, in its discretion, may impose, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

     3.   Adjustments:  Stock Dividends, Reclassification, Reorganization,
          -----------------------------------------------------------------
Merger and Anti-Dilution Provisions.
-----------------------------------

     (a) If the Company shall at any time before the Warrant Expiration Date subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of common Stock, the Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (b) If at any time before the Warrant Expiration Date the Common Stock constituting a portion of the Units issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other series or class or classes of stock whether by reclassification, recapitalization or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be entitled to purchase, in lieu of the Warrant Securities which the Warrant Holder would have become entitled to purchase but for such change, a number of shares of such other series or class or classes of stock equivalent to the number of Warrant Securities that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

     (c) Except as otherwise provided in Section 13, if at any time before the Warrant Exercise Date there shall be a capital reorganization of the Company's Common Stock (other than a combination, subdivision, reclassification or exchange of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another corporation or person (provided such event does not result in the termination of this Warrant pursuant to Section 13) then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions of this Agreement and the Warrant with respect to the rights and interests of the Holders after such reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The provisions of this Section 3(c) shall similarly apply to any such successive reorganizations, mergers, consolidations or sales which satisfy the conditions set forth above.

     (d) If any adjustment made pursuant to subsections (a), (b) or (c), above, creates a fractional Share, such Share shall be treated in accordance with
Section 7 hereof.

     (e) The Company shall give notice of each adjustment or readjustment of the Exercise Price or the number of Shares issuable upon exercise of this Warrant to the Holder at that Holder's address as shown on the Company's books and records.

     (f) The Warrant need not be changed because of any adjustment in the Exercise Price or in the Units, shares of common Stock or other Warrant Securities purchasable upon its exercise. A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same Exercise Price and the same number of Units or other Warrant Securities (appropriately reduced in the case of partial exercise) as are stated on the face of the Warrant as initially issued, and that Exercise Price and that number of Units or other Warrant Securities shall be considered to have been so changed at the close of business on the date of adjustment.

     4.     Notice to Holders.  If, prior to the expiration of this Warrant
            -----------------
            either by its terms or by its exercise in full, any of the following shall occur:

     (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

     (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

     (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the company; or

     (v) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

     (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

     (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption; and

     (iii) if any matters referred to in the foregoing clauses (i) and (ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     5.     Officers' Certificate.  Whenever the Exercise Price or the aggregate
            ---------------------
number of Warrant Securities purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 3 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant. The officers' certificate described in this
Section 5 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of this Warrant. The Company will use diligent efforts to make its books and records reasonably available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 15 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights thereunder.

     6.     Reservation of Warrant Securities. The Company hereby agrees that at
            ---------------------------------
all times prior to September 30, 2000, it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of shares of its Common Stock that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant and all other similar Warrants then outstanding and unexercised.

     7.     Fractional Shares.  No fractional shares or scrip representing
            -----------------
fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the current market value of that share. The current market value shall be determined as follows:

     (i) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current value shall be the last reported sale price of that security on such exchange on the last business day prior to the date of the applicable exercise of this Warrant or, if no such sale is made on such day, the average of the highest closing bid and the lowest asked price for such day on such exchange; or

     (ii) if the security at issue is not so listed or admitted to unlisted trading privileges, the current market value shall be the average of the last reported highest bid and lowest asked prices quoted on the National Association of Securities Dealers Automated Quotation System or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day of the applicable exercise of this Warrant; or

     (iii) if the security at issue in not so listed or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company.

     8.     Rights of the Holder.  The Holder shall not be entitled to any
            --------------------
rights as a shareholder in the Company by reason of this Warrant, either at law or equity, except as specifically provided for herein. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.

     9.     Warrant Securities to be Fully Paid.  The Company covenants that all
            -----------------------------------
Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

     10.    Notices.  All notices, certificates, requests, or other similar
            -------
items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding
Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of three (3) business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Warrant Securities may be specified, by written notice delivered pursuant to this Section 10. The Company's principal office shall be deemed to be the address provided pursuant to this Section for the delivery of notices to the Company.

     11.  Applicable Law.  This Warrant shall be governed by and construed in
          --------------
accordance with the laws of the State of Texas, and courts located in Texas shall have exclusive jurisdiction over all disputes arising hereunder.

     12.  Arbitration.  The Company and the Holder, and by receipt of this
          -----------
Warrant or any Warrant Securities, all subsequent Holders or holders of Warrant Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 12 to arbitration in Austin, Texas, according to the rules and practices of the American Arbitration Association from time to time in force. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Texas. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

     13.  Termination.  Unless otherwise terminated hereunder, the right to
          -----------
exercise this Warrant shall expire and the Warrant Expiration Date shall be hereby deemed to occur upon the effective date of a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation or person, if, immediately after any such merger, consolidation or sale of assets, at least fifty percent (50%) of the voting power of the surviving corporation or such other person, as the case may be, is owned by persons who are not shareholders of the Company immediately prior to such merger, consolidation or sale of assets, provided that the Holders receive notice of such merger or consolidation or sale of assets at least twenty (20) days prior to the effective date of such merger, or consolidation or sale of assets. Notwithstanding the foregoing, the Warrants shall not terminate if the Warrants are assumed by or exchanged with Warrants of the surviving corporation in the merger, consolidation or sale of assets, in which case such assumption or exchange shall be effective in accordance with Section 3 hereof.

     14.  Miscellaneous Provisions.
          ------------------------

     (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities.

     (b) In the event of any litigation or arbitration between the parties hereto, the prevailing party in such litigation or arbitration shall be entitled reimbursement by the other party for all costs and expenses resulting from such litigation or arbitration, including, but not limited to, all reasonable attorney's fees and disbursements.

     (c) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

     (d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

     (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

     (f) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or
provisions of this Warrant.   Unless otherwise provided, or unless the context
shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.



ATTEST:                                  CLINICOR, INC.


By: /s/ Robert S. Sammis                 By: /s/ Thomas P. O'Donnell
    --------------------                     --------------------------

                                         Date:  May 20, 1996

                                   EXHIBIT A
                                   ---------
                              NOTICE OF EXERCISE
                              ------------------


     The undersigned Holder of a Warrant hereby:

     (a) irrevocably elects to exercise the Warrant to the extent of purchasing ______ Units;

     (b) makes payment in full of the aggregate Exercise Price for those Units in the amount of $___________ by the delivery of certified funds or a bank cashier's check in the amount of $______________;

     (c) requests that a certificate for such Units be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

          _________________________________________________

          _________________________________________________

          _________________________________________________
          (Name and address of person other than the undersigned
                                      -----
          in whose name Units are to be registered)

     (d) requests, if the number of Units purchased or transferred are not all the Units purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Units purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.

Dated: ________________________           _____________________________________
                                          Signature
                                                (This signature must conform in
                                                all respects to the name of the
                                                Holder as specified on the face
                                                of the Warrant.)

                                          ________________________________
                                            Printed Name
          Social Security Number or
          Employer ID Number:        ____________________________________
          Address:                   ____________________________________

                                  ASSIGNMENT
                                  ----------

                   (Form of Assignment to be Executed if the Warrant Holder Desires to Transfer Warrants Evidenced Hereby)


     FOR VALUE RECEIVED, _____________________________________________________
hereby sells, assigns and transfers to _______________________________________
______________________________________________________________________________.
(Please print name and address including zip code.)

                                Please insert social security, federal tax I.D. number or other identifying number





_______________________________________________________________________ Warrants
represented by this Warrant Certificate and does hereby irrevocably constitute and appoint __________________________________________________________ Attorney,
to transfer said Warrants on the books of the Company with full power of substitution.


Dated: _______________________           _______________________________________
                                                        Signature


                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of this Warrant Certificate)


SIGNATURE GUARANTEED:  ______________________________________________





NOTE:  Any transfer or assignment of this Warrant Certificate is subject to
----
compliance with the restrictions on transfer imposed under the Warrant.